EXHIBIT 10.75


                     AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

         THIS AMENDMENT NO. 2 (this "SECOND AMENDMENT") is made as of this 30th day of November 2002 by and between INSCI CORP., formerly known as insci-statements.com, corp., a Delaware corporation with an address at Two Westborough Business Park, Westborough, Massachusetts 01581 (the "COMPANY"), and SELWAY MANAGEMENT, INC., a Delaware corporation, with an address at 52 Forest Avenue, Paramus, New Jersey 07652 ("SELWAY") and amends that certain Management Agreement as of November 1, 2000 by and between the Company and Selway, as amended by Amendment No. 1 to Management Agreement dated as of June 21, 2001 by and between the Company and Selway (collectively the "INITIAL AGREEMENT"). All capitalized terms used in this Second Amendment and not defined herein shall have the meaning ascribed thereto in the Initial Agreement.


                                    RECITALS

WHEREAS: the Company and Selway entered into the Initial Agreement pursuant to which Selway provides the Company with ongoing management and consulting services with respect to the development of the Company's business; and

WHEREAS: Selway and the Company desire to amend the Initial Agreement to alter the terms relating to the consideration paid to Selway for its services and the term of the Initial Agreement, as amended by this Second Amendment from and after the date of this Second Amendment, all as more fully described in this Second Amendment;

NOW THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to modify and amend certain provisions of the Initial Agreement as follows:

1. AMENDMENTS TO THE INITIAL AGREEMENT

         The Company and Selway each hereby agree to make the following amendments to the Initial Agreement:

         A. CONSIDERATION

                  Section 2.1 of the Initial Agreement as it relates to the payment of compensation for services provided by Selway for the benefit of the Company is amended by omitting such Section 2.1 in its entirety and substituting the following therefor:

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         "2.1   As of November 30, 2002 remit to Selway One Hundred and Sixty
                Five Thousand and 00/100 Dollars ($165,000.00) (the "ACCELERATED PAYMENT") made payable to Selway, which amount shall not be refundable for any reason whatsoever. Such Accelerated Payment shall be payable through the issuance by the Company of a Debenture (as defined in the Investment Agreement dated as of June 21, 2001 (the "INVESTMENT AGREEMENT") by and among the Company, Selway Partners and Selway), which Debenture shall be in the aggregate principal amount of the Accelerated Payment (the "ACCELERATED PAYMENT DEBENTURE"). Such Accelerated Payment Debenture shall be substantially in the form annexed as EXHIBIT A to the Fourth Amendment to Investment Agreement dated as of November 30, 2002 by and among the Company, Selway and Selway Partners, which Accelerated Payment Debenture shall be subject to the terms and conditions of the Investment Agreements (as defined in the Investment Agreement), including without limitation, being subject to the security interest granted by the Company in favor of the holder of such Accelerated Payment Debenture pursuant to such Investment Agreements."

         B. TERMINATION AND EXPIRATION

                  (i) Section 5.1 of the Initial Agreement is amended by deleting the first sentence in its entirety and substituting the following therefor:

          "The term of this Agreement shall commence on and as of the date hereof and shall continue until November 30, 2003 (the "TERMINATION DATE"), unless sooner terminated in accordance with Section 5.5 below."

                 (ii) Section 5.5 of the Initial Agreement is amended and restated in its entirety as follows:

          "5.5. This Agreement may be terminated prior to the Termination Date upon the occurrence of either of the following events: (i) the mutual written agreement of the parties hereto; or (ii) upon written notice of termination "For Cause" (as defined below) by the Company to Selway."

2. AUTHORIZATION; ENFORCEABILITY

         All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all its obligations under this Second Amendment has been taken. This Second Amendment, when executed and delivered by the Company, will constitute the valid, binding and enforceable obligations of the Company, legally enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.



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3. INITIAL AGREEMENT RATIFIED AND CONFIRMED

         The Initial Agreement, as specifically amended by this Second Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Selway and the Company each hereby confirm that all representations and warranties made by each of them in the Initial Agreement are true and correct as of the date hereof.

4. MISCELLANEOUS

         The Initial Agreement, as amended by this Second Amendment, constitutes the entire understanding of the parties with respect to its subject matter and supersedes all previous agreements, arrangements and understandings, written or oral. No waiver or modification of this Second Amendment will be valid or binding unless in writing and signed by both parties and no waiver of any breach or default will be deemed to be a waiver of any preceding or subsequent breach or default. In the event of any express conflict between the terms of this Second Amendment and the Initial Agreement, this Second Amendment shall govern. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. This Second Amendment shall for all purposes be construed in accordance with the laws of the State of New Jersey.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties have signed this Second Amendment as of the date first written above.

SELWAY MANAGEMENT, INC.         INSCI CORP.


By:                             By:
----------------------------    -----------------------------

Name:                           Name

Title:                          Title:


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